Exhibit 99.1

TransparentBusiness, Inc.
and its Subsidiaries

Restated Consolidated Financial Statements and Report
of Independent Registered Public Accounting Firm

As of and for the Years Ended

December 31, 2020 and 2019

transparentbusiness, inc. and its subsidiaries

1

Report of Independent Registered Public Accounting Firm

To the Stockholders and the Board of Directors of TransparentBusiness, Inc. and its Subsidiaries

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of TransparentBusiness, Inc. and its Subsidiaries (the Company) as of December 31, 2020 and 2019, the related consolidated statements of operations, stockholders’ equity (deficit) and cash flows, for each of the two years in the period ended December 31, 2020, and the related notes to the consolidated financial statements (collectively, the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and 2019, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2020, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Emphasis of Matter Regarding Going Concern

The accompanying financial statements have been prepared assuming that TransparentBusiness, Inc. and its Subsidiaries will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered recurring losses and cash flow deficits from operations and has stated that substantial doubt exists about its ability to continue as a going concern. Management’s evaluation of the events and conditions and management’s plans regarding these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

Restatement

As discussed in Note 2 to the financial statements, the financial statements as of December 31, 2020 and for the year then ended have been restated to correct a misstatement. Our opinion is not modified with respect to this matter.

/s/ SingerLewak LLP

We have served as the Company’s auditor since 2021.

San Jose, California

August 7, 2021, except for Notes 2,4,5 and 12, as to which the date is May 9, 2022

2

TRANSPARENTBUSINESS, INC.

CONSOLIDATED BALANCE SHEETS

	As of December 31,
	2020	2019
	(As Restated)
ASSETS
Cash and cash equivalents	$9,961,817	$673,527
Accounts receivable, net	1,182,872	27,477
Receivables from affiliates	11,991	9,887
Related party promissory note	1,709,667	-
Prepaid expenses and other current assets	418,921	9,881
Indemnification asset	4,389,727	-
TOTAL CURRENT ASSETS	17,674,995	720,772
Goodwill	3,865,695	-
Intangible assets, net	3,751,439	-
TOTAL ASSETS	$25,292,129	$720,772
LIABILITIES AND STOCKHOLDERS’ DEFICIT
Accounts payable	$254,553	$150,319
Income tax payable	1,026	3,436
Accrued expenses	637,211	140,482
Accrued payroll liabilities	782,221	-
Deferred revenue	2,183	2,387
ITSQuest tax liability	4,389,727	-
Other current liabilities	324,966	100,000
TOTAL CURRENT LIABILITIES	6,391,887	396,624
Long-term debt	-	1,065,036
Deferred income tax	969,940	-
Other liabilities	-	2,065,760
TOTAL LIABILITIES	7,361,827	3,527,420

STOCKHOLDERS’ EQUITY (DEFICIT)
Common stock, $0.001 par value; 1,000,000 authorized; 751,489,686 and 637,679,390 issued and outstanding at December 2020 and 2019, respectively	751,489	637,679
Treasury stock, at cost; 26,379,012 and 15,895,890 shares at December 31, 2020 and 2019, respectively	(1,114,312)	(150,000)
Additional paid-in capital	35,595,322	5,459,175
Accumulated deficit	(20,981,710)	(8,753,502)
TOTAL TRANSPARENTBUSINESS STOCKHOLDERS’ EQUITY (DEFICIT)	14,250,789	(2,806,648)
Noncontrolling interest	3,679,513	-
TOTAL STOCKHOLDERS’ EQUITY (DEFICIT)	17,930,302	(2,806,648)
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$25,292,129	$720,772

See accompanying notes which are an integral part of these consolidated financial statements

3

TRANSPARENTBUSINESS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the year ended December 31,
	2020	2019
REVENUES	$1,803,851	$480,873
COST OF REVENUES	923,342	177,367
GROSS PROFIT	880,509	303,506
OPERATING COSTS AND EXPENSES
General and administrative	6,325,972	3,957,277
Sales and marketing	5,388,028	321,224
Research and development	228,181	162,950
TOTAL OPERATING COSTS AND EXPENSES	11,942,181	4,441,451
LOSS FROM OPERATIONS	(11,061,672)	(4,137,945)
Interest expense, net	(170,670)	(305,952)
Other expense, net	(8,957)	(39,390)
Change in fair value of derivatives, net	(803,695)	(1,413,506)
Loss on settlement of debt, net	(154,590)	(152,650)
LOSS BEFORE INCOME TAXES	(12,199,584)	(6,049,443)
Income tax expense	(79,111)	(18,658)
NET LOSS	$(12,278,695)	$(6,068,101)
Less: net loss attributable to the noncontrolling interest	(50,487)	-
NET LOSS ATTRIBUTABLE TO TRANSPARENTBUSINESS	$(12,228,208)	$(6,068,101)
Net loss per share attributable to TransparentBusiness, basic and diluted	$(0.02)	$(0.01)
Weighted average number of common shares outstanding, basic and diluted	659,931,473	582,565,778

See accompanying notes which are an integral part of these consolidated financial statements

4

TRANSPARENTBUSINESS, INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)

							Transparent Business		Total
	Common Stock		Additional Paid-In	Treasury Stock		Accumulated	Stockholders’ Equity	Noncontrolling	Stockholders’ Equity
	Shares	Amount	Capital	Shares	Amount	Deficit	(Deficit)	Interest	(Deficit)
Balance as of December 31, 2018	577,519,560	$577,520	$1,226,833	-	$-	$(2,685,401)	$(881,048)	$-	$(881,048)
Issuance of common stock	30,650,000	30,650	3,034,350	-	-	-	3,065,000	-	3,065,000
Stock-based compensation expense	-	-	489,756	-	-	-	489,756	-	489,756
Common stock issued for services	4,304,850	4,304	103,316	-	-	-	107,620	-	107,620
Conversion of principal and interest on convertible notes	25,204,980	25,205	604,920	-	-	-	630,125	-	630,125
Purchase of treasury stock	-	-	-	(15,895,890)	(150,000)	-	(150,000)	-	(150,000)
Net loss	-	-	-	-	-	(6,068,101)	(6,068,101)	-	(6,068,101)
Balance as of December 31, 2019	637,679,390	637,679	5,459,175	(15,895,890)	(150,000)	(8,753,502)	(2,806,648)	-	(2,806,648)
Issuance of common stock	51,178,779	51,179	19,538,052	-	-		19,589,231	-	19,589,231
Stock-based compensation expense	-	-	467,089	-	-	-	467,089	-	467,089
Repurchase of stock options	-	-	(119,484)	-	-	-	(119,484)	-	(119,484)
Exercise of stock options and warrants	3,334,320	3,334	11,179	-	-	-	14,513	-	14,513
Common stock issued for services	7,484,376	7,484	648,315	-	-	-	655,799	-	655,799
Conversion of principal and interest on convertible notes	41,812,821	41,813	4,462,655	-	-	-	4,504,468	-	4,504,468
Repurchase of common stock	-	-	-	(11,187,512)	(1,034,751)	-	(1,034,751)	-	(1,034,751)
Sale of treasury stock	-	-	1,338,341	704,390	70,439	-	1,408,780	-	1,408,780
Contingent divestiture			1,900,000				1,900,000		1,900,000
Shares issued to ITSQuest	10,000,000	10,000	1,890,000	-	-	-	1,900,000	-	1,900,000
Retained noncontrolling interest (Note 4)	-	-	-	-	-	-	-	3,730,000	3,730,000
Net loss	-	-	-	-	-	(12,228,208)	(12,228,208)	(50,487)	(12,278,695)
Balance as of December 31, 2020	751,489,686	$751,489	$35,595,322	(26,379,012)	$(1,114,312)	$(20,981,710)	$14,250,789	$3,679,513	$17,930,302

See accompanying notes which are an integral part of these consolidated financial statements

5

TRANSPARENTBUSINESS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended December 31,
	2020	2019

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(12,278,695)	$(6,068,101)
Adjustments to reconcile net loss to cash and cash equivalents used in operating activities:
Stock-based compensation expense	1,465,613	597,379
Noncash interest on convertible notes	170,670	305,950
Loss on settlement of debt	154,590	152,650
Change in fair value of derivative liabilities	803,695	1,413,506
Amortization expense	29,561	-
Bad debt expense	106,683	86
Loss on disposal of fixed assets	2,978	-
Changes in operating assets and liabilities:
Accounts receivables	(5,244)	(1,005)
Receivables from affiliates	(2,104)	(36,331)
Prepaid expenses and other current assets	(255,125)	(1,967)
Accounts payable	87,235	127,104
Accrued expenses and payroll liabilities	899,853	(18,741)
Other liabilities	(119,193)	3,436
Net cash used in operating activities	(8,939,483)	(3,526,034)
CASH FLOWS FROM INVESTING ACTIVITIES:
Issuance of related party promissory note	(1,700,000)	-
Net cash used in investing activities	(1,700,000)	-
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of convertible notes	250,000	625,000
Payment of short-term debt	(100,000)	-
Cash proceeds from sales of common stock	19,589,231	3,065,000
Repurchase of shares of common stock	(1,034,751)	-
Repurchase of stock options	(200,000)
Proceeds from sale of treasury stock	1,408,780	(150,000)
Proceeds from exercise of stock options and warrants	14,513	100,000
Net cash provided by financing activities	19,927,773	3,640,000

NET INCREASE IN CASH AND CASH EQUIVALENTS	9,288,290	113,966
CASH AND CASH EQUIVALENTS—Beginning of year	$673,527	$559,561
CASH AND CASH EQUIVALENTS—End of year	$9,961,817	$673,527

Supplemental disclosures of cash flow information:
Cash paid for interest	-	-
Cash paid for taxes	-	-
Noncash financing activities
Common shares issued for conversion of debt (41,812,821 and 25,204,980 shares issued during 2020 and 2019, respectively)	$4,504,468	$630,125
Common shares issued for acquisition of ITSQuest (10,000,000 during 2020)	1,900,000	-
Issuance of Warrants to purchase common stock (zero and 250,000 warrants issued during 2020 and 2019, respectively)	-	6,229

See accompanying notes which are an integral part of these consolidated financial statements.

6

TransparentBusiness, Inc.

NOTES TO Consolidated FINANCIAL STATEMENTS

NOTE 1 – ORGANIZATION AND OPERATIONS

Description of Business

TransparentBusiness, Inc. is a workforce management technology company and was incorporated in the state of Delaware on June 22, 2015. The SaaS (Software-as-a-Service) platform was developed in 2008 by KMGi Group, the predecessor to TransparentBusiness, Inc., as an internal tool for monitoring and managing computer-based work for the purpose of improving efficiency of both remote and on-site employees and eliminating overbilling of contractors. TransparentBusiness, Inc.’s platform has been in use since 2009, initially under the name TransparentBilling, Inc. serving KMGi Group’s internal operations. The platform is designed to increase remote workers’ productivity, protect client budgets from overbilling, allow coordination and monitoring of their remote workforce and provide real-time information on the cost and status of all tasks and projects. Our solutions provide technology that brings visibility into remote workforce management through an all-in-on cloud-based solution. The Company markets its services throughout the United States of America.

TransparentBusiness is an operating company as well as a holding company. As an operating company, TransparentBusiness manages its SaaS software business which provides for simple and seamless monitoring and management of remote or work-from-home employees. As a holding company, TransparentBusiness wholly owns two TaaS (Talent-as-a-Service) companies and platforms – SheWorks! and Yandiki. In November 2020, TransparentBusiness also acquired a 51% majority ownership interest in ITSQuest, Inc, a regional staffing agency.

TransparentBusiness’s wholly owned subsidiaries SheWorks! and Yandiki are valuable assets that can operate independently or in conjunction with the Company’s SaaS software. SheWorks! is a talent exchange focused on connecting women seeking freelance or employment opportunities with companies looking for freelancers or employees to fill their needs. Yandiki is also a talent exchange and platform that connects freelance talent with companies looking for leaner, more transparent ways of carrying out remote contractual work.

ITSQuest, Inc. is a regional staffing agency with twelve locations throughout New Mexico and Texas. ITSQuest has significant contact with employers throughout the US Southwest and utilizes its sales force and contacts to promote and sell TransparentBusiness’s SaaS and TaaS products. The customers of ITSQuest are primarily governmental agencies.

Business Organization

Operating segments are defined as components of an enterprise which separate financial information is evaluated regularly by the chief operating decision maker, or decision-making group in deciding how to allocate resources and in assessing performance. The Company evaluates operating results based on measures of performance, including revenues and profit (loss). The Company currently operates in the following two reporting segments: SaaS and TaaS. Refer to Note 6 – Segment Information.

Going Concern

These consolidated financial statements have been prepared in accordance with U.S. generally accepted accounting principles (GAAP) assuming the Company will continue as a going concern. The going concern assumption contemplates the realization of assets and satisfaction of liabilities in the normal course of business.

The Company has incurred net losses of ($12,279) thousand and ($6,068) thousands and used cash in operating activities of ($8,939) thousand and ($3,526) thousand for the years ended December 31, 2020 and 2019 and has an accumulated deficit of ($20,982) thousand and ($8,753) thousand as of December 31, 2020, and 2019, respectively, as well as expects to incur future additional losses. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. The Company’s long-term success is dependent upon its ability to successfully raise additional capital, market its existing services, increase revenues, and, ultimately, to achieve profitable operations.

7

The Company is evaluating strategies to obtain the required additional funding for future operations. These strategies may include, but are not limited to, obtaining equity financing, issuing debt, or entering other financing arrangements, and restructuring of operations to grow revenues and decrease expenses. However, given the impact of the economic downturn on the U.S. and global financial markets, the Company may be unable to access further equity or debt financing when needed. As such, there can be no assurance that the Company will be able to obtain additional liquidity when needed or under acceptable terms, if at all.

The consolidated financial statements do not include any adjustments to the carrying amounts and classification of assets, liabilities, and reported expenses that may be necessary if the Company were unable to continue as a going concern.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying consolidated financial statements include the accounts of TransparentBusiness, Inc., its wholly owned subsidiaries, SheWorks, Inc. (“SheWorks”) and Yandiki Inc. (“Yandiki”), and 51% ownership interest in ITSQuest Inc (“ITSQuest”). These entities are consolidated under Accounting Standards Codification (“ASC”) 810, Consolidations (“ASC 810”). All significant intercompany accounts and transactions have been eliminated in consolidation.

Restatement of Previously Issued Financial Statements

On April 30, 2021, the Company filed with the SEC its General Form for Registration of Securities on Form 10-12G, and an amendment to Form 10-12G filed on August 9, 2021, together with all exhibits thereto, which included consolidated financial statements as of and for the years ended December 31, 2020 and 2019.

Subsequently, the Company filed a Form 8-K, dated January 25, 2022, in which the Company reported management’s conclusion that the consolidated financial statements included in Form 10-12G should no longer be relied upon because of an error related to accounting for income taxes. The error was deemed material to the consolidated financial statements for the year ended December 31, 2020 and resulted in the restatement which is more fully described below.

The error related to accounting for income taxes of the ITSQuest entity in which the Company acquired a 51% interest in November 2020 which resulted in the following restatement adjustments.

●	In connection with accounting for the acquisition, the Company recorded an intangible asset of approximately $3,780 thousand resulting in the creation of a deferred tax liability of $970 thousand. The tax provision for year ended December 31, 2020 netted this deferred tax liability against the Company’s deferred tax asset. It was subsequently determined that because the Company and ITSQuest do not file a consolidated tax return, the deferred tax liability should not have been netted against the Company’s deferred tax asset. As a result, deferred tax liabilities and goodwill were both understated by $970 thousand as of December 31, 2020 in the financial statements included in Form 10-12G. This error also had an impact on income tax disclosures as presented in Note 12 – Income Taxes in the financial statements included in Form 10-12G.

●	In addition to the deferred tax liability adjustment related to intangible assets, the contingent divestiture clause in the Share Exchange Agreement resulted in creation of an outside basis difference resulting in a Deferred Tax liability of $491 thousand which was not recorded previously. This error is a disclosure only misstatement and has no impact on the consolidated balance sheet or statement of operations because the amount is offset by an equal and opposite adjustment to the valuation allowance. This error also had an impact on income tax disclosures as presented in Note 12 – Income Taxes in the financial statements included in Form 10-12G.

●	In addition to the above certain other corrections were made relating to calculation of income taxes of the ITSQuest entity which had an impact on income tax disclosures as presented in Note 12 – Income Taxes in the financial statements included in Form 10-12G. Specifically, these impacted the disclosures relating to summary of deferred tax assets and liabilities as well as the reconciliation of the statutory federal income tax rate to the effective tax rate. This error is a disclosure only misstatement and has no impact on the consolidated balance sheet or statement of operations.

8

Impact of Restatement

The Company has restated the consolidated financial statements for the year ended December 31, 2020 from amounts previously reported on Form 10-12G to correct these errors. As discussed above, the restatement also resulted in changes to Note 4 –Business Acquisition, Note 5 – Intangible Assets and Note 12 – Income Taxes. The Company recorded the following adjustments to its consolidated financial statements as of and for the year ended December 31, 2020 including updated disclosures:

●	Increased goodwill by $970 thousand as of December 31, 2020

●	Increased deferred income tax liability by $970 thousand as of December 31, 2020

●	Updated Note 4 –Business Acquisition, Note 5 – Intangible Assets and Note 12 – Income Taxes as of and for the year ended December 31, 2020 as applicable

The restatement did not impact the consolidated statements of operations, cash flows or shareholders’ equity (deficit).

The following tables present the impact of the restatement adjustments on the previously issued consolidated financial statements and footnotes for year ended December 31, 2020:

	As of December 31, 2020
	As Previously	Restatement
	Reported	Adjustment	As Restated
Consolidated Balance Sheet
Goodwill	$2,895,755	$969,940	$3,865,695
Total assets	24,322,189	969,940	25,292,129
Deferred income tax	-	969,940	969,940
Total liabilities	6,391,887	969,940	7,361,827
Total liabilities and stockholders’ equity	24,322,189	969,940	25,292,129

	Estimated Fair Values of Assets Acquired, and
	Liabilities Assumed Related to the Acquisition
	As Previously	Restatement
	Reported	Adjustment	As Restated
Note 4 - Business Acquisition
Deferred tax liability	$4,389,727	$969,940	$5,359,667
Total liabilities assumed	4,959,878	969,940	5,929,818
Net identifiable assets acquired excluding goodwill	4,634,245	(969,940)	3,664,305
Goodwill	2,895,755	969,940	3,865,695

	As of December 31, 2020
	As Previously	Restatement
	Reported	Adjustment	As Restated
Note 5 - Intangible Assets
Goodwill	$2,895,755	$969,940	$3,865,695

	As of December 31, 2020
	As Previously	Restatement
	Reported	Adjustment	As Restated
Note 12 - Income Taxes - Deferred Taxes
Net operating loss carryforwards	4,319,476	(10,576)	4,308,900
Outside basis difference on ITSQuest Investment	$-	$(491,248)	$(491,248)
Intangible assets	(494,669)	(475,271)	(969,940)
Total deferred income tax liability	(494,669)	(966,519)	(1,461,188)
Net deferred tax assets	3,105,255	(977,095)	2,128,160
Valuation allowance	(3,105,255)	7,156	(3,098,099)
Net deferred income tax liability	-	(969,940)	(969,940)

9

	As of December 31, 2020
	As Previously	Restatement
	Reported	Adjustment	As Restated
Note 12 - Income Taxes - Effective Rate Reconciliation
Tax at U.S. statutory rate	(2,555,835)	(9,881)	(2,565,716)
State tax provision	(535,707)	2,718	(532,989)
Lobbying Expenses	46,838	21,637	68,475
Change in federal and state valuation allowance	2,628,006	(14,474)	2,613,532

Voting Interest Model

The Company’s policy is to consolidate all subsidiaries or other entities in which it has a controlling financial interest. The consolidation guidance under ASC 810 requires an analysis to determine if an entity should be evaluated for consolidation under the voting interest entity (“VOE”) model or the variable interest model (“VIE”). Under the VOE model, controlling financial interest is generally defined as a majority ownership of voting interests. The consolidated financial statements include the accounts of all subsidiaries or other entities in which the Company has a direct or indirect controlling financial interest.

The Company assesses all entities with which it is involved for consolidation on a case-by-case basis depending on the specific facts and circumstances surrounding each entity. Pursuant to ASC 810, the Company first evaluates whether it holds a variable interest in an entity. The Company considers all economic interests, including proportionate interests through related parties, to determine if such interests are considered a variable interest.

For any entity where the Company has determined that it does hold a variable interest, the Company performs an assessment to determine whether it qualifies as a variable interest entity (“VIE”). If the Company qualifies as a VIE, then the Company assesses whether it has a controlling financial interest in the VIE and, thus, is the VIE’s primary beneficiary.

Use of Estimates

The preparation of consolidated financial statements in conformity with GAAP requires us to make estimates and assumptions in the consolidated financial statements and accompanying notes. Significant estimates and assumptions made by us include the determination of recognized revenue; valuation of the bifurcated redemption derivatives in the convertible notes; valuation of Company’s common stock as a private company, valuation of the non-controlling interest in ITSQuest; valuation of the contingent divestiture; determination of the fair value of assets acquired and liabilities assumed in the business combination with ITSQuest; the useful lives assigned to intangible assets; and the fair value of certain stock awards issued. We base our estimates on historical experience and on various other assumptions that are believed to be reasonable, the result of which forms the basis for making judgements about the carrying values of assets and liabilities. Actual results could differ materially from those estimates.

COVID-19

In January 2020, the World Health Organization (“WHO”) announced a global health emergency because of a new strain of coronavirus (“COVID-19”) and the risks to the international community. In March 2020, WHO classified the COVID-19 outbreak as a pandemic based on the rapid increase in exposure globally. The recent outbreak of the COVID-19 pandemic is affecting the United States and global economies and may affect the Company’s operations and those of third parties on which the Company relies. While the potential economic impact brought by, and the duration of, the COVID-19 pandemic is difficult to assess or predict, the impact of the COVID-19 pandemic on the global financial markets may reduce the Company’s ability to access capital, which could negatively impact the Company’s short-term and long-term liquidity. The ultimate impact of the COVID-19 pandemic is highly uncertain and subject to change. The Company does not yet know the full extent of potential delays or impacts on its business, financing, or other activities or on healthcare systems or the global economy. However, these effects could have a material impact on the Company’s liquidity, capital resources, operations, and business and those of the third parties on which the Company relies.

On March 27, 2020, the President of the United States of America signed the CARES Act into law. Among other things, the CARES Act includes provisions relating to refundable payroll tax credits, deferment of employer side social security payments, net operating loss carry back periods, alternative minimum tax credit refunds, modifications to the net interest deduction limitations, increased limitations on qualified charitable contributions, and technical corrections to tax depreciation methods for qualified improvement property.

10

The Company continues to examine the impact that COVID-19 and the CARES Act may have on its business. Currently, the Company is unable to determine the final impact that COVID-19 and the CARES Act will have on its consolidated financial condition, results of operation, or liquidity.

Cash and Cash Equivalents

Cash and cash equivalents consist of cash on hand and temporary cash investments with original maturities of three months or less, which are unrestricted as to withdrawal and use. Temporary cash investments are stated at cost, which approximates fair value. These investments are not subject to significant market risk. The Company maintains its cash and cash equivalents in bank accounts which, at times, exceed the federally insured limits. The Company has not experienced any losses in such accounts.

Accounts Receivables

Accounts receivables consist of receivables from sale or renewal of subscriptions to its software platform or staffing arrangements. The Company records a receivable for its SaaS segment when customer access to the software platform is provided. Typical payment terms provide that customers pay within 30 days of invoicing. Regarding the TaaS segment, receivables are recorded when the Company has a right to invoice and are typically invoiced on a monthly basis. The Company does not charge interest for past due accounts and does not require any collateral for its receivables.

During 2020, ITSQuest entered an account receivable financing arrangement with a financial institution (“Factor”). Pursuant to the terms of the arrangement, the Company sells amounts of its accounts receivable balances to the Factor as absolute owner with full recourse against ITSQuest. In accordance with ASC 860, Transfers and Servicing (“ASC 860”), we concluded that the transaction with the Factor represents a transfer of financial assets in which the Company retains effective control over the transferred receivables. As such it was determined that the transfer of financial asset should be recorded as a secured borrowing. Furthermore, the Company shall continue to report the transferred financial asset in its statement of financial position with no change in the asset’s measurement. Accordingly, the Company records the receivable as is on its Consolidated Balance Sheets and records a liability for the amount received from the Factor towards factored receivables in a manner similar to secured borrowing with pledge of a collateral. The Factor remits 95% of the account receivable balance to the Company and retains 5% factoring fee for the invoices factored. As of December 31, 2020, the Company recorded a liability of $325 thousand towards the Factor. The cost of factoring is included as a component of general and administrative expenses in the accompanying consolidated statement of operations. During the years ended December 31, 2020 and 2019, the Company incurred $8 thousand and $0 in factoring fee expense, respectively.

Allowance for Doubtful Accounts

The Company evaluates the collectability of its accounts receivables based on a combination of factors. Where the Company is aware of circumstances that may impair a specific customer’s ability to meet its financial obligations, the Company records a specific allowance against amounts due. For all other customers, the Company recognizes allowances for doubtful accounts based on the age of the receivable, industry, the current business environment and its historical experience. The Company writes-off a receivable and charges it against its recorded allowance when all collection efforts are exhausted without success. Amounts are included as a component of general and administrative expenses on the accompanying consolidated statements of operations. During the years ended December 31, 2020 and 2019, the Company incurred $107 thousand and $86 thousand in bad debt expense.

Goodwill and Intangible Assets

Goodwill and intangible assets resulted from the acquisition of ITSQuest in 2020. Intangible assets consist primarily of customer relationships and tradenames. Upon acquisition, the purchase price was first allocated to identifiable assets and liabilities, including customer-related intangible assets and tradenames, with any remaining purchase price recorded as goodwill. Intangible assets are amortized on a straight-line basis over their estimated useful lives, generally 15 years for customer relationships and 5 years for trade names. Straight line amortization is not materially different from an amortization method based upon projected future cash flows from the customers acquired.

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The Company tests goodwill and intangible assets for impairment under ASC 350 at least annually or more frequently if triggering events occur or other impairment indicators arise which might impair recoverability. These events or circumstances would include a significant change in the business climate, legal factors, operating performance indicators, competition, sale, disposition of a significant portion of the business, or other relevant factors. Impairment of goodwill is evaluated at the reporting unit level. A reporting unit is defined as an operating segment (i.e., before aggregation or combination), or one level below an operating segment (i.e., a component). There was no impairment identified of goodwill and intangible assets during fiscal 2020.

Business Combinations

We account for acquisitions of entities or asset groups that qualify as businesses in accordance with ASC 805, Business Combinations (“ASC 805”) whereby the results of operations, including the revenues and earnings of the acquiree, are included in the consolidated financial statements from the date of acquisition. Additionally, assets acquired, and liabilities assumed were recognized at their fair value based on widely accepted valuation techniques in accordance with the ASC 820, Fair Value Measurement (“ASC 820”), as of the closing date. The process for estimating fair values requires the use of significant estimates, assumptions and judgments, including determining the timing and estimates of future cash flows and developing appropriate discount rates. ASC 805 establishes a measurement period to provide companies with a reasonable amount of time to obtain the information necessary to identify and measure various items in a business combination and cannot extend beyond one year from the acquisition date. Measurement period adjustments are recognized in the reporting period in which the adjustments are determined and calculated as if the accounting had been completed as of acquisition date.

Derivative Financial Instruments

The Company evaluates all of its agreements to determine if such instruments have derivatives or contain features that qualify as embedded derivatives, as defined by ASC 815, Derivatives and Hedging (“ASC 815”). Under ASC 815, derivative financial instruments that are accounted for as liabilities are initially recorded at fair value and are then revalued at each reporting date, with changes in the fair value reported in the consolidated statements of operations. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period. Derivative instrument liabilities are classified in the accompanying consolidated statements of financial position as current or non-current based on whether or not net-cash settlement of the derivative instrument could be required within twelve months of the consolidated statements of financial position date. Refer to Note 7 — Convertible Notes for additional information.

Equity Warrants

The Company evaluates warrants as either equity-classified or liability-classified instruments based on an assessment of the warrant’s specific terms and applicable authoritative guidance pursuant to ASC 480, Distinguishing Liabilities from Equity (“ASC 480”) and ASC 815. The assessment considers whether the warrants are freestanding financial instruments, meet the definition of a liability, and whether the warrants meet all of the requirements for equity classification under ASC 815, including whether the warrants are indexed to the Company’s own ordinary shares and whether the warrant holders could potentially require “net cash settlement” in a circumstance outside of the Company’s control, among other conditions for equity classification. This assessment, which requires the use of professional judgment, is conducted at the time of warrant issuance and as of each subsequent quarterly period end date while the warrants are outstanding.

The Company evaluated that the fixed dollar value RSUs the Company had granted would result in a variable number of shares to be issued, which triggered the equity classification guidance under ASC 815-40. As of result of this, other equity awards classification could be impacted absent consideration of the ordering guidance. The authoritative guidance ASC 815-40-35-13 requires the method of ordering the financial instruments for reclassification to be rational, systematic and consistently applied. The Company elected method under ASC 815-40-35-13(c) - Reclassification of contracts with the earliest maturity date first to order its contracts for reclassification and accordingly the equity awards to employees as part of their compensation that are based on fixed dollar values should be classified as liabilities if they are outstanding as of a reporting date. No other instruments should be classified as liability since the entity has sufficient number of equity shares to issue to holders of options and warrants.

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As of December 31, 2020 and December 31, 2019, the outstanding sales commission warrants to purchase shares of the Company’s common stock were 13,220,000 and 14,020,000, respectively. These sales commission warrants were issued in connection with the Company’s common stock funding rounds as referral fees. Sales Commission warrants are considered issuance costs and charged against equity. All of the Company’s outstanding warrants are classified as equity in accordance with ASC 815-40.

Stock-Split

Effective August 10, 2020 the Company’s Board of Directors approved a resolution to undertake a split of the common stock of the Company on a basis of 10 new common share for 1 old common share (“10-for-1 split”). All references in these consolidated financial statements to number of common shares, price per share, and weighted average number of shares outstanding prior to the 10-for-1 split have been adjusted to reflect the stock-split on a retroactive basis as of the earliest period presented, unless otherwise noted.

Revenue Recognition

Effective January 1, 2018, the Company adopted Accounting Standards Update (“ASU”) No. 2014-09, Revenue from Contracts with Customers (“ASC 606”) using the full retrospective method. Under the full retrospective transition method, the Company applies the new revenue standard to all contracts and adjusts its financial statements to reflect the accounting under ASC 606 for all periods presented. For all years all revenue has been recognized over time. No material impact of application of ASC 606 was noted in the Consolidated Financial Statements of the Company. ASC 606 is a comprehensive new revenue recognition model that requires the Company to recognize revenue in a manner which depicts the transfer of goods or services to its customers at an amount that reflects the consideration the Company expects to receive in exchange for those goods or services. Under ASC 606, revenue is recognized when obligations under the terms of a contract with a customer are satisfied; this occurs with the transfer of control of the Company’s goods or services.

The Company primarily derives its revenues from two revenue streams:

1.	Subscription Revenue (Software-as-a-Service or “SaaS”) - which are comprised of subscription license fees from customers accessing the Company’s all-in-on cloud-based solution to manage remote workers (“software platform”)

2.	Staffing Revenue (Talent-as-a-Service or “TaaS”) - whereby enterprise customers are connected to individuals who are able to assist them in projects.

The Company accounts for revenue contracts with customers through the following five steps: (i) identification of the contract, or contracts, with a customer, (ii) identification of the performance obligations in the contract, (iii) determination of the transaction price, (iv) allocation of the transaction price to the performance obligation in the contract, and (v) recognition of revenue when, or as, the Company satisfies a performance obligation. The Company’s subscription service arrangements are non-cancellable and do not contain refund-type provisions. Certain service agreements include cancelation clauses and there is right of refund provided to the customer. The Company estimates and maintains a reserve for expected customer refunds. These estimates involve inherent uncertainties and management judgment. As of the December 31, 2020 and 2019 no reserves were recorded.

The Company’s customers vary from government institutions, Fortune 500 Companies, and small businesses as the Company’s primary business model is the provision of talent services. At contract inception, the Company assesses the product offerings in its contracts to identify performance obligation(s) that are distinct. A performance obligation is distinct when the customer can benefit from it on its own or together with other resources that are readily available and when it is separately identifiable from other items in the contract. We also note that costs to obtain a contract have been immaterial.

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To identify its performance obligation(s), the Company considers all of the promises in the contract. In each customer contract, the Company promises to perform the related SaaS and/or TaaS services. The Company has concluded there to be a single performance obligation in each of these services. For SaaS arrangements, the primary obligation is the license issuance to the TransparentBusiness workforce platform. For TaaS arrangements, the primary performance obligation is services provided to the customer by the professional resulting in hours accrued or milestones reached.

The transaction price is the total amount of consideration the Company expects to be entitled in exchange for the service offerings in a contract. At the inception of the contract, the transaction price is known for all the services in the contracts. For SaaS contracts the transaction price is based on licenses sold. TaaS contracts are based on the contracted service hours. Some contracts have a form of variable consideration, for example discounts on licenses sold that exceed certain volumes, or TaaS remote talent projects with a 10% discount for long term engagements that could impact the base transaction price of our services in contracts with the customers.

Once the Company has determined the transaction price, the total transaction price is allocated to each performance obligation in a manner depicting the amount of consideration to which the Company expects to be entitled in exchange for transferring the products or services to the customer (i.e., the “allocation objective”). For both SaaS and TaaS streams, the Company does not sell products or services in bundles where the standalone selling prices are not known. Since the Company does not sell in bundles, the variable consideration related to a specific performance obligation can be easily applied.

Revenue is recognized upon transfer of control of promised services to customers in an amount that reflects the consideration the Company expects to receive in exchange for those services. If the consideration promised in a contract includes a variable amount, for example, a discount for the subscription to access the software platform or for long term staffing engagements, the Company includes an estimate of the amount it expects to receive for the total transaction price if it is probable that a significant reversal of cumulative revenue recognized will not occur.

For SaaS contracts, the typical subscription term is one year or less and the Company typically invoices its customers at the start of the subscription period when access to the software platform is provided. Typical payment terms provide that customers pay within 30 days of invoice. Amounts that have been invoiced are recorded in the account receivable and deferred revenue. In the case of SaaS contracts, this revenue is recognized over time. For TaaS contracts, the Company’s staffing contracts are typically for a duration of less than a year and are either on a fixed hourly rate basis or on fixed cost basis billed upon satisfaction of respective milestones. The Company typically invoices its customers at the end of each month in cases where the contracts involve billing on fixed hourly rates and/or once milestone is reached. An over-time method is used to measure progress because the Company’s obligation is to provide continuous service over the contractual period where fixed hourly rate billing is involved. For time and material-based contracts, revenue from contracts with customers is recognized in the amount to which the Company has a right to invoice, when the services are rendered by the Company’s remote workers in such cases. For milestone-based contracts, revenue is recognized over time using an output method based upon milestones achieved. Revenue is recognized once a milestone is reached. Milestones reached represent work performed and thereby best depicts the transfer of control to the customer.

Deferred revenue

Deferred revenue represents amounts that have been invoiced in advance of revenue recognition and is recognized as revenue when transfer of control to customers has occurred or services has been provided. The Company generally invoices customers in monthly installments for the TaaS business and for the SaaS, business customers are invoiced at the start of the contract period.

The Company had deferred revenue of $2.2 thousand and $2.4 thousand as of December 31, 2020 and December 2019, respectively. The amount of revenue recognized in fiscal 2020 that was included in deferred revenue at the beginning of the period was $2.4 thousand and mainly related to Staffing revenue.

Remaining performance obligation

In accordance with ASC 606, the Company is required to include disclosures on its remaining performance obligations as of the end of the current reporting period. Due to the nature of the contracts in the Company’s SaaS and TaaS businesses, these reporting requirements are not applicable. Most of the Company’s remaining contracts meet certain exceptions as defined in ASC 606. For the Company’s contracts that pertain to these exceptions: (i) the remaining performance obligations primarily relates to the provision of access to the software platform for its subscribers; and (ii) the estimated duration of these performance obligations ranges from the remaining of the current calendar year to the next calendar year.

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Cost of Revenue

Costs of revenue include salaries, and personnel compensation costs, associated with the Company’s SaaS and TaaS personnel, website hosting and other costs including providing technical support, materials, and supplies.

Additionally, the Company pays commissions to a select number of employees who assist in obtaining contracts for its subscription revenue, given that the length of the subscription contracts is generally short term and less than a year, we applied the practical expedient pursuant to ASC 340, Other Assets and Deferred Costs for all contracts. As such, sales commissions are expensed when incurred rather than capitalized.

Sales and Marketing Expense

Sales and marketing expense is comprised of third-party marketing, advertising, and branding in addition to compensation and benefits of the Company’s own marketing personnel. Marketing and advertising costs are expensed as incurred. Sales and marketing costs are expensed as incurred. During the years ended December 31, 2020 and 2019, the Company incurred $5,365 thousand and $321 thousand in advertising expense, respectively, which was primarily incurred to obtain new investors of the Company, not to promote the Company’s services.

Research and Development Costs

Our research and development team is focused on maintaining and improving our software and platform, enabling customers to derive efficiencies while enhancing functionality. Research and development expenses consist primarily of personnel-related costs for our development team, including salaries and bonuses, benefits and stock-based compensation expense for research, design and development activities.

Research and development costs relating to the internal use of software are not material and expensed as they are incurred. These costs are presented under Operating costs and Expenses as Research and Development costs.

Stock-Based Compensation Expense

The Company measures and records stock-based compensation expense related to stock awards and stock options awarded to certain officers, directors, employees and consultants based on the grant date fair value of the award under ASC 718 Compensation – Stock Compensation. The Company determined the fair value of the stock awards by common stock valuations. The Company recognizes stock-based compensation expense over the requisite service period of the individual option, generally equal to the vesting period, and uses the straight-line method to recognize stock-based compensation. The Company estimates the fair value of each stock option at the grant date using the Black-Scholes option-pricing model.

Income Taxes

Income taxes are accounted for under the asset and liability method. Under this method, deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the consolidated financial statement carrying amounts of existing assets and liabilities and their respective tax bases, and operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the consolidated statements of operations in the period in which the change was enacted. A valuation allowance is recorded to reduce the carrying amounts of deferred tax assets if management has determined that it is more likely than not that such assets will not be realized.

In addition, the calculation of tax liabilities involves significant judgment in estimating the impact of uncertainties in the application of complex tax laws. The Company is subject to examinations by federal and state authorities for the income tax periods that remain open. In the event that a taxing jurisdiction levies an assessment in the future, it is possible the assessment could have a material adverse effect on the consolidated financial condition or results of operations.

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The consolidated financial statement recognition of the benefit for a tax position is dependent upon the benefit being more likely than not to be sustainable upon audit by the applicable tax authority. If this threshold is met, the tax benefit is then measured and recognized at the largest amount that is greater than 50% likely of being realized upon ultimate settlement. In the event that the Internal Revenue Service (“IRS”) or another taxing jurisdiction levies an assessment in the future, it is possible the assessment could have a material adverse effect on the consolidated financial condition or results of operations. The provision for income taxes includes the effects of any resulting tax reserves, or unrecognized tax benefits, that are considered appropriate as well as the related net interest and penalties. The Company’s continuing practice is to recognize interest and penalties related to income tax matters in income tax expense.

Net Loss per Share

Net loss per common share is computed pursuant to ASC 260-10, Earnings Per Share. Basic net loss per share is computed by dividing net loss by the weighted average number of shares of common shares outstanding. For each of the years ended December 31, 2020 and 2019, the Company had securities outstanding that could potentially dilute net loss per share, but the shares from the assumed conversion or exercise of these securities were excluded in the computation as their effect would have been anti-dilutive.

Contingent Liabilities

The Company accounts for contingent liabilities in accordance with the ASC 450, Contingencies. This guidance requires management to assess potential contingent liabilities that may exist as of the date of the consolidated financial statements to determine the probability and amount of loss that may have occurred, which inherently involves an exercise of judgment. A provision is recorded when it is both probable that a liability has been incurred and the amount of the loss can be reasonably estimated. If the assessment indicates that a potential material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, and an estimate of the range of possible losses, if determinable and material, would be disclosed in the notes to the consolidated financial statements.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash and cash equivalents and accounts receivables. The Company’s cash and cash equivalents are held in accounts with major financial institutions, and, at times, exceed federally insured limits.

Significant customers are those which represent more than 10% of the Company’s total revenue during the year or accounts receivable balance at each consolidated statement of financial position date. During the year ended December 31, 2020, two customers made up 11% and 14% of the Company’s revenue. Neither of the two customers individually made up more than 10% of the Company’s accounts receivables as of December 31, 2020. During the year ended December 31, 2019, three customers made up 12%, 20%, and 24% of the Company’s revenue. The three customers accounted for approximately 17%, 18%, and 32% of accounts receivables, respectively.

Recently Adopted Accounting Pronouncements

In January 2017, the FASB issued ASU 2017-04, Intangibles – Goodwill and Other (Topic 350) Simplifying the Test for Goodwill Impairment. To simplify the subsequent measurement of goodwill, the Board eliminated Step 2 from the goodwill impairment test, which requires a hypothetical purchase price allocation. Under the amended guidance, a goodwill impairment charge will be recognized for the amount by which the carrying value of a reporting unit exceeds its fair value, not to exceed the carrying amount of goodwill. The Company elected to adopt the new standard effective January 1, 2020 on the prospective basis. The adoption of the standard did not have a material impact on our consolidated financial statements.

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In June 2018, the FASB issued ASU No. 2018-07, Improvements to Nonemployee Share-Based Payment Accounting (“ASU 2018-07”). ASU 2018-07 expands the scope of the FASB ASC 718, Compensation-Stock Compensation (ASC 718”) to include share-based payment transactions for acquiring goods and services from nonemployees. ASU 2018-07 also clarifies ASC 718 does not apply to share-based payments used to effectively provide (i) financing to the issuer or (ii) awards granted in conjunction with selling goods or services to customers as part of a contract accounted for under Topic 606. ASU 2018-07 is effective for the Company starting January 1, 2021 with early adoption permitted. The Company elected to adopt ASU 2018-07 effective January 1, 2020. The adoption did not have a material impact on the consolidated financial statements.

In October 2018, the FASB issued ASU 2018-17, Consolidation (Topic 810): Targeted Improvements to Related Party Guidance for Variable Interest Entities, which amends the guidance for determining whether a decision-making fee is a variable interest and requires organizations to consider indirect interests held through related parties under common control on a proportional basis rather than as the equivalent of a direct interest in its entirety. We adopted the new standard effective January 1, 2020 on a retrospective basis. The adoption of the new standard did not have a material impact on our consolidated financial statements.

In December 2019, the FASB issued ASU 2019-12, Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes, which removes certain exceptions for performing intra-period allocation, recognizing deferred taxes for investments, and calculating income taxes in interim periods. The guidance reduces complexity in certain areas, including franchise taxes that are partially based on income and accounting for tax law changes in interim periods. We early adopted the new standard effective January 1, 2020 on a prospective basis. The adoption of the new standard did not have a material impact on our consolidated financial statements.

Recently Issued Not Yet Adopted Accounting Pronouncements

The Company currently qualifies as an “emerging growth company” under the Jumpstart Our Business Start-ups Act of 2012, or the “JOBS Act.” Accordingly, the Company is provided the option to adopt new or revised accounting guidance either (i) within the same periods as those otherwise applicable to non-emerging growth companies or (ii) within the same time periods as private companies. The Company has elected to adopt new or revised accounting guidance within the same time period as private companies, unless, as indicated below, management determines it is preferable to take advantage of early adoption provisions offered within the applicable guidance.

In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842). Under ASU 2016-02, an entity will be required to recognize assets and liabilities for the rights and obligations created by leases on the entity’s consolidated statements of financial position for both finance and operating leases. For leases with a term of 12 months or less, an entity can elect to not recognize lease assets and lease liabilities and expense the lease over a straight-line basis for the term of the lease. ASU 2016-02 will require new disclosures that depict the amount, timing, and uncertainty of cash flows pertaining to an entity’s leases. Private companies are required to adopt the new standard using a modified retrospective approach for annual and interim periods beginning after December 15, 2021. Early adoption of ASU 2016-02 is permitted. The Company plans to adopt this guidance on January 1, 2022 and is currently evaluating the effects, if any on the financial statements.

In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments - Credit Losses (Topic 326), that requires companies to present certain financial assets net of the amount expected to be collected. The guidance requires the measurement of expected credit losses to be based on relevant information from past events, including historical experiences, current conditions and reasonable and supportable forecasts that affect collectability. ASU 2016-13 is effective for the Company’s annual and interim periods beginning after December 15, 2022 with early adoption permitted. The Company does not expect to early adopt the new standard. We are currently evaluating the impact of ASU 2016-13 on our consolidated financial statements.

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In August 2020, the FASB issued ASU 2020-06, Debt—Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity (“ASU 2020-06”). The amendments in ASU 2020-06 simplify accounting for convertible instruments by removing major separation models required under current U.S GAAP. Consequently, more convertible debt instruments will be reported as a single liability instrument with no separate accounting for embedded conversion features. ASU 2020-06 removes certain settlement conditions that are required for equity contracts to qualify for the derivative scope exception. Also, ASU 2020-06 requires the application of the if-converted method for calculating diluted earnings per share and the treasury stock method will no longer be available. ASU 2020-06 is effective for interim and annual reporting periods beginning after December 15, 2021, with early adoption permitted. The Company does not expect to early adopt the new standard. We are currently assessing the impact on our consolidated financial statements.

In October 2020, the FASB issued ASU No. 2020-10, Codification Improvements. ASU 2020-10 is intended to facilitate codification updates for technical corrections, such as conforming amendments, clarifications to guidance, simplifications to wording or structure of guidance, and other minor improvements. It contains amendments that improve the consistency of the codification by including all disclosure guidance in the appropriate disclosure section and other updates that vary in nature. ASU 2020-10 is effective beginning January 1, 2021. The Company does not anticipate a material impact on the consolidated financial statements and disclosures from adoption of this standard update.

NOTE 3 – FAIR VALUE MEASUREMENT

The Company measures the fair value for financial instruments under the ASC 820. ASC 820 defines fair value, establishes a framework for measuring fair value in accordance with U.S. GAAP, and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements, ASC 820 establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value into three levels, as follows:

Level 1	Quoted prices (unadjusted) in active markets for identical assets or liabilities.

Level 2	Significant other inputs that are directly or indirectly observable in the marketplace.

Level 3	Assets and liabilities whose significant value drivers are unobservable.

Observable inputs are based on market data obtained from independent sources, while unobservable inputs are based on the Company’s market assumptions. Unobservable inputs require significant management judgment or estimation. In some cases, the inputs used to measure an asset or liability may fall into different levels of the fair value hierarchy. In those instances, the fair value measurement is required to be classified using the lowest level of input that is significant to the fair value measurement. Such determination requires significant management judgment.

The following table is a summary of financial assets and liabilities measured at fair value on a recurring basis and their classification within the fair value hierarchy:

As of December 31, 2020	Carrying Value	Level 1	Level 2	Level 3	Total
ASSETS
Cash held by financial institutions	$5,359,990	$5,359,990	$-	$-	$5,359,990
Money market funds	4,601,827	4,601,827	-	-	4,601,827

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As of December 31, 2019	Carrying Value	Level 1	Level 2	Level 3	Total
ASSETS
Cash held by financial institutions	$622,632	$622,632	$-	$-	$622,632
Money market funds	50,895	50,895	-	-	50,895
LIABILITIES				-	-
Derivative liability - convertible notes	$-	$-	$-	$2,065,760	$2,065,760

Assets Measured at Fair Value on a Non-Recurring Basis

Certain items such as goodwill and intangible assets are recorded as a result of the business acquisition discussed in Note 4, as well as the contingent divestiture and the retained non-controlling interest and these are recognized or disclosed at fair value on a non-recurring basis. The Company determines the fair value of these items using level 3 inputs as described in Note 4. There are inherent limitations when estimating the fair value of financial instruments, and the fair values reported are not necessarily indicative of the amounts that would be realized in current market transactions.

NOTE 4 – Business Acquisition

On November 30, 2020, TransparentBusiness acquired ITSQuest, a regional staffing agency with twelve locations throughout New Mexico and Texas, by entering into the Share Exchange Agreement (“SEA”) to acquire 51% of its issued and outstanding stock. The acquisition was funded by an exchange of equity and a contingent divestiture consideration. The purchase price, which represents the Total Consideration was paid on the closing date and was approximately $3,800 thousand.

Equity sources of funding included 10,000,000 of the Company’s shares of common stock to the previous owners of ITSQuest (“Sellers”) at a value of $1,900 thousand and an estimated contingent divestiture consideration (“contingent divestiture”) at a value of $1,900 thousand. The contingent divestiture consideration of $1,900 thousand is classified as equity based on an evaluation under ASC 480, ASC 815-40-15 and ASC 815-40-25. As of the closing date ITSQuest was responsible for an outstanding tax liability in the amount of $4,390 thousand. Under the SEA, the Company withheld in reserve 3,500,000 of the 10,000,000 shares until the tax liability is settled. These shares were transferred to an escrow account in accordance with terms of the SEA. In addition, at the date of acquisition, the Company recorded an indemnification asset and a current liability for the outstanding tax liability in the amount of $4,390 thousand in the Consolidated Balance Sheets as of December 31, 2020.

As it relates to the contingent divestiture, in the event that TransparentBusiness does not conduct a registered public offering of its Common Stock in which the TransparentBusiness Shares issued to ITSQuest pursuant to the agreement are registered with the SEC and listed for trading on a national securities exchange in the United States, with an initial listing price of at least $10 per share, on or before December 31, 2022, TransparentBusiness shall transfer to ITSQuest all of TransparentBusiness’s right, title and interest in ITSQuest, including any TransparentBusiness Shares that remain subject to the escrow agreement, thus completely divesting itself of all ownership in ITSQuest. Furthermore, ITSQuest shall retain ownership of the TransparentBusiness shares. Based on this, the Company recorded estimated contingent divestiture equity of $1,900 thousand. The estimate was calculated by applying a probability model using expected values. The most significant assumption in this model is the probability related to achieving the $10 per share IPO. In addition, the other significant estimate relates to the estimated value of the stock issued.

As more fully described in Note 2, an error was identified related to accounting for income taxes of ITSQuest entity. As a result, deferred tax liabilities and goodwill were both understated by $970 thousand in the consolidated balance sheet as of December 31, 2020 and in the table summarizing fair values of assets acquired and liabilities assumed in connection with the acquisition as included in Form 10-12G. This restatement adjustments are included in the disclosures below.

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The estimated fair values of the assets acquired, and liabilities assumed related to the acquisition, as well as the fair value of consideration transferred, approximate the following as of November 30, 2020, as restated:

	As Previously	Restatement
	Reported	Adjustment	As Restated
Consideration Transferred:
Equity	$1,900,000	$-	$1,900,000
Contingent Divestiture	1,900,000	-	1,900,000
Fair Value of total Consideration Transferred	$3,800,000	$-	$3,800,000
Fair Value of Non-Controlling Interest	3,730,000	-	3,730,000
	$7,530,000	$-	$7,530,000

Assets acquired and liabilities assumed:
Accounts Receivable (net)	$1,256,834	$-	$1,256,834
Other Assets	163,584	-	163,584
Property, Plant and equipment	2,978	-	2,978
Trade Names	770,000	-	770,000
Customer Relationship	3,011,000	-	3,011,000
Indemnification Asset	4,389,727	-	4,389,727
Total identifiable assets acquired excluding goodwill	9,594,123	-	9,594,123

Accounts Payable and Accrued Expenses	16,999	-	16,999
Accrued Payroll Liabilities	116,682	-	116,682
Tax Liability	4,389,727	969,940	5,359,667
Current Liabilities	436,470	-	436,470
Total liabilities assumed	4,959,878	969,940	5,929,818
Net identifiable assets acquired excluding goodwill	4,634,245	(969,940)	3,664,305
Goodwill	2,895,755	969,940	3,865,695
Net assets acquired	$7,530,000	$-	$7,530,000

The goodwill from this acquisition is not expected to be tax deductible.

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Noncontrolling Interest

As of the acquisition date the fair value of the noncontrolling interest of the net assets acquired was approximately $3,730 thousand. Based on ASC 810, we utilized the Guideline Public Company Method that uses business enterprise value multiples from data on comparable public companies. The selected multiple used to calculate the fair value of ITSQuest noncontrolling interest was based on several considerations such as the growth prospects of the Company. The Company used a .60 multiple and a .50 multiple to calculate the estimated enterprise value to determine the fair value of the noncontrolling interest. These multiples were below the median of the range of multiples used as part of the valuation, which spans from 0.14 to 8.50. Additionally, a 10% control premium was applied to reflect the impact on the asking price for a controlling interest in the Company based on management’s judgement.

Results of Operations of ITSQuest

The results of ITSQuest operations have been included in the Company’s consolidated financial statements since November 30, 2020, the date of acquisition. The following table provides net sales from the acquired ITSQuest business included in the company’s consolidated statements of operations:

For the month ended December 31, 2020
REVENUE	$845,149
COST OF REVENUES	636,884
GROSS PROFIT	208,265
OPERATING COSTS AND EXPENSES
General and administrative	258,361
Sales and Marketing	52,939
TOTAL OPERATING COSTS AND EXPENSES	311,300
LOSS FROM OPERATIONS	(103,035)
NET LOSS	$(103,035)

Pro-Forma Financial Information (Unaudited)

Pro forma financial information is not intended to represent or be indicative of the actual result of operations of the combined business that would have been reported had the acquisition of ITSQuest been completed at the beginning of the fiscal year 2020, nor is it representative of future operating results of the Company. The Net Loss presented herein was adjusted to account for amortization expense of finite-lived intangible assets as if the acquisition was completed at the beginning of the fiscal year 2020. As a result of the adjustment, $354 thousand of amortization expense for the acquired intangible assets was applied in calculating the Net Loss.

This unaudited pro forma combined financial information is prepared based on Article 11 of Regulation S-X. The following unaudited proforma combined financial information presents results of the Company and ITSQuest as if the acquisition of ITSQuest has occurred at the beginning of fiscal 2020:

	Year ended December 31, 2020
	Transparent Business	ITSQuest	Consolidated
Net Revenue	$958,702	$11,018,556	$11,977,258
Net Loss	(12,175,621)	(143,897)	(12,319,518)
Amortization adjustment	-	(354,733)	(354,733)
Adjusted net loss	$(12,175,621)	$(498,630)	$(12,674,251)

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NOTE 5 – INTANTIGBLE ASSETS

As discussed in Note 4, during the year ended December 31, 2020, the Company recognized goodwill as a result of the acquisition of ITSQuest. As discussed in Notes 2 and 4, goodwill was restated as follows:

	December 31, 2020			2019
	As Previously	Restatement	As
	Reported	Adjustment	Restated
Goodwill	2,895,755	969,940	3,865,695	-

There were no impairment charges related to goodwill during the year ended December 31, 2020. Furthermore, the goodwill is assigned to the Company’s TAAS unit reporting segment. In addition, the recognized goodwill as a result of the acquisition is not tax deductible for income tax purposes.

Intangible assets consisted of the following at December 31, 2020:

		December 31, 2020
	Useful life	Gross carrying amount	Accumulated amortization	Net carrying amount
Intangible assets with finite lives:
Customer Relationship	15 years	$3,011,000	$16,728	$2,994,272
Trade Names	5 years	770,000	12,833	757,167
		$3,781,000	$29,561	$3,751,439

The Company did not have intangible assets or accumulated amortization at December 31, 2019.

Intangible assets were recorded at fair value consistent with ASC 820 as a result of the acquisition of ITSQuest. The fair value measurement of the assets was based on significant inputs not observable in the market and represent Level 3 measurements within the fair value measurement hierarchy. Level 3 fair market values were determined using a variety of information, including estimated future cash flows and market comparable data and companies. The fair value of intangible assets and customer relationships were determined using the multi-period excess earnings method and the relief from royalty method, respectively. The assumptions used in estimating the fair value of the intangible assets include included a long-term 3% customer growth rate and 1.5% relief from gross royalty rate. The Company performed a qualitative assessment to assess whether the fair value of the assets exceeded its carrying value. No impairment indicators were determined.

Amortization expense related to intangible assets was $29 thousand for the year ended December 31, 2020. At December 31, 2020 estimated future amortization is as follows:

Amortization
2021	$354,733
2022	354,733
2023	354,733
2024	354,733
2025	341,900
Thereafter	1,990,607
Total	$3,751,439

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NOTE 6 – Segment information

Our reportable segments consist of SaaS and TaaS. We determine our operating segments based on how the chief operating decision makers (“CODM”) manage the business, allocates resources, makes operating decisions and evaluates operating performance. The chief operating decision makers (“CODM”) are the Chief Executive Officer and the President of the Company. Our chief operating decision makers review financial information presented on a consolidated basis accompanied by information about revenue and cost of revenue by services type along with gross profit for purposes of allocating resources and evaluating financial performance, as such we have disclosed segment information up to gross profit for each operating segment. Furthermore, our revenues are derived from the United States and foreign countries which includes the South American and Europeans regions (“Foreign countries”).

As of December 31, 2020, our two operating and reportable segments are as follows:

The SaaS segment consists of operations relative to the Company’s fully integrated all-in-on cloud-based solution to manage remote workers.

The TaaS segment consists of operations relative to the Company’s staffing service offerings, where Customers are connected to individuals by the Company who are able to assist them in projects.

The following tables set forth certain reportable segment information relating to where the Company derives its revenue for the years ended December 31, 2020, and 2019:

	Year Ended December 31,
	2020			2019
	United States	Foreign countries	Consolidated	United States	Foreign countries	Consolidated
Staffing revenues	$1,562,153	85,899	1,648,052	$322,223	138,693	460,916
Subscription revenues	53,059	102,740	155,799	17,607	2,350	19,957
Total revenues	$1,615,212	188,639	1,803,851	$339,830	141,043	480,873

The following tables set forth certain reportable segment information relating to the Company’s operations for the years ended December 31, 2020, and 2019:

	For the year ended December 31, 2020
	SAAS	TAAS	Consolidated
REVENUES	$155,799	$1,648,052	$1,803,851
COST OF REVENUES	45,888	877,454	923,342
GROSS PROFIT	109,911	770,598	880,509

	For the year ended December 31, 2019
	SAAS	TAAS	Consolidated
REVENUES	$19,957	$460,916	$480,873
COST OF REVENUES	39,069	138,298	177,367
GROSS PROFIT OR (LOSS)	(19,112)	322,618	303,506

There were no transactions between reportable segments during the years ended December 31, 2020 and 2019.

Assets by reportable segment and operating costs by reportable segment are not presented as the Company does not allocate assets to its reportable segments, nor is such information used by management for purposes of assessing performance or allocating resources.

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NOTE 7 – Convertible Notes

From September 2017 through September 2018 the Company entered into 20 convertible note agreements in the aggregate principal amount of $1,222 thousand with an interest rate of 8% or 10% per annum payable at the maturity date.

From January 2019 through October 2019 the Company entered into 7 convertible note agreements in the aggregate principal amount of $625 thousand with an interest rate of 8% or 10% per annum payable at the maturity date.

During February 2019, the noteholders of the convertible notes, converted $585 thousand of principal note value with accrued interest of $37 thousand into 25,205 thousand shares of common stock at an average conversion price of $0.30 per share. Upon conversion, the Company recorded loss on conversion of $153 thousand in the Consolidated Statement of Operations. The outstanding convertible notes had a carrying balance of $1,065 thousand with an average 7% effective rate of interest and an unamortized discount of $200 thousand as of December 31, 2019.

On March 9, 2020 the Company entered into one convertible note agreement in the principal amount of $250 thousand with an interest rate of 8% per annum payable at the maturity date.

From May 2020 through November 2020, the noteholders of the remaining convertible notes, converted $1,362 thousand of principal note value with accrued interest of $273 thousand into 41,813 thousand shares of common stock at an average conversion price of $0.09 per share. These notes had an unamortized discount of $154 thousand as of the conversion date. Upon conversion, the Company recorded loss on conversion of $154 thousand in the Consolidated Statement of Operations.

The outstanding principal amount and interest on the convertible notes are subject to automatic conversion upon certain events. If we become publicly traded or accept third-party cash investments of a certain amount (“Investment”), the holder of convertible notes will receive equity at a conversion price of 80% of the mean valuation of Investment or based upon a valuation cap amount divided by the fully diluted equity; the valuation caps ranged from $10,000 thousand to $100,000 thousand. Additionally, certain of the convertible notes contained a conversion feature that if we achieve a certain annual revenue level (or don’t achieve certain revenue levels) or if we fail to fully pay the principal and the interest on the maturity date, the holder of convertible notes will receive shares based upon their valuation cap amount divided by the fully diluted equity.

The following tables present the amount owed on the convertible notes (net of discount), accrued interest, and unamortized discount on convertible notes as of December 31, 2019.

Convertible notes in aggregate (per year issued),
Instrument	Year of issuance	Maturity Year	As of December 31, 2019
2019 Convertible Notes	2019	20201 through 2025	$253,687
2018 Convertible Notes	2018	2021 through 2027	811,349
Total carrying value of debt			1,065,036
Less current portion of debt			-
Total noncurrent debt			$1,065,036

Accrued interest per Convertible notes in aggregate (per year issued),
Instrument	Year of issuance	Maturity Year	As of December 31, 2019
2019 Convertible Notes	2019	20201 through 2025	$23,980
2018 Convertible Notes	2018	2021 through 2027	129,267
Total accrued interest			$153,247

Unamortized discount per Convertible notes in aggregate (per year issued),
Instrument	Year of issuance	Maturity Year	As of December 31, 2019
2019 Convertible Notes	2019	20201 through 2025	$95,288
2018 Convertible Notes	2018	2021 through 2027	104,922
2017 Convertible Notes	2017	2027	-
Total unamortized discount			$200,210

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The convertible notes presented above are collectively referred to as “Convertible Notes.”

The Convertible notes have embedded conversion options that give rise to a derivative liability. The fair value of the derivative liability is recorded and shown separately under current liabilities in the accompanying consolidated statements of financial position. Changes in the fair value of the derivative liability are recorded in the accompanying consolidated statements of operations.

Assumptions used to measure the fair value of derivative liabilities included the mean value of the shares which ranged between $0.025 - $0.11 per share for convertible notes issued from 2017 through 2020. Additional assumptions used were discount rates based on All Corporate Bond Yields for CCC+ grade level bonds and expected terms until conversion for each convertible note.

The following table represents the Company’s derivative liability activity for both the embedded conversion features for the years ended December 31, 2020 and 2019:

Amount
Derivative liability balance at December 31, 2018	$361,275
Issuance	301,097
Conversion	(10,118)
Change in fair value	1,413,506
Derivative liability balance at December 31, 2019	2,065,760
Issuance	-
Conversion	(2,869,455)
Change in fair value	803,695
Derivative liability balance at December 31, 2020	$-

NOTE 8 – Common Stock

Stock-Split

Effective August 10, 2020 the Company’s Board of Directors approved a resolution to undertake a split of the common stock of the Company on a basis of 10 new common share for 1 old common share (“10-for-1 split”). All references in these consolidated financial statements to number of common shares, price per share, and weighted average number of shares outstanding prior to the 10-for-1 split have been adjusted to reflect the stock-split on a retroactive basis as of the earliest period presented, unless otherwise noted.

Common Stock

The Company is authorized to issue 1,000,000,000 shares with 751,489,686 and 637,679,390 shares of common stock outstanding at December 31, 2020 and 2019, respectively. Stockholders are entitled to one vote for each share held of record on all matters to be voted on by stockholders. Stockholders have no conversion, pre-emptive, or other subscription rights and there are no sinking fund or redemption provisions applicable to the common stock.

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Issuance of Common Stock

In 2020, Company raised $19,539 thousand via a series of funding rounds as follows:

Series	Shares	Stock Price	Proceeds
Plus: Stock issues - Round 2	6,200,000	$0.10	$620,000
Plus: Stock issues - 3a	22,136,525	$0.20	$4,427,305
Plus: Stock issues - 3b	7,444,922	$0.30	$2,233,477
Plus: Stock issues - 3c	7,568,816	$0.60	$4,541,290
Plus: Stock issues - 3d	7,460,660	$1.00	$7,460,660
Plus: Stock issues - 4a	153,250	$2.00	$306,500

In 2019, Company raised $3,065 thousand of proceeds via the Series 2 funding round. The Company issued 30,650,000 shares of common stock at a price of $0.10.

Shares Repurchases

In 2019, the Company repurchased 15,895,890 shares for $150 thousand. In 2020, the Company repurchased 11,187,512 shares in exchange for $1,034 thousand. Out of total shares repurchased, 704,390 shares were resold at $2 per share during 2020. The remaining 26,379,012 shares are carried at cost.

Shares of common stock reserved for future issuance are as follows:

	December 31, 2020	December 31, 2019
Stock options outstanding	40,686,717	40,068,824
Warrants for common stock (Note 10)	13,220,000	14,020,000

NOTE 9 – STOCK-Based Compensation

Options to purchase common stock are granted at the discretion of the Board of Directors, a committee thereof or, subject to defined limitations, an executive officer of the Company to whom such authority has been delegated.

Non-Plan Equity Incentive Awards

The Company provides discretionary awards such as nonqualified stock options as well as stock awards, any or all of which may be made contingent upon the achievement of performance criteria. The Company at its discretion determines the terms and conditions of the option award, including the time or times at which an option may be exercised, the methods by which such exercise price may be paid, and the form of such payment. Options are generally granted with an exercise price ranging from $0.001 to $2.

Upon exercise, the option exercise price may be paid in cash or by the delivery of previously owned shares of common stock, through an option exercise arrangement. The Administrator determines the terms relating to the exercise, cancellation, or other disposition of options and stock awards upon a termination of employment, whether by reason of disability, retirement, death, or any other reason.

Stock Options

The Company recorded $348 thousand and $453 thousand of stock-based compensation expense relating to stock option awards during the years ended December 31, 2020 and 2019, respectively. As discussed in Note 2, the Company measures the expense using the Black-Scholes option-pricing model. The Black-Scholes option pricing model requires the use of a number of assumptions, including expected volatility, risk-free interest rate, expected dividends, and expected term. Expected volatility is based on the historic volatility of a basket of certain publicly traded comparable companies. The expected term of the awards is equal to the vesting term and represents the estimated period of time until liquidity. However, the total term was used because the options are not in the money. The risk-free interest rate is based on the U.S. Treasury yield curve in effect at the time of grant for the expected term of the unit.

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According to ASC 718 Compensation – Stock Compensation, the Company adjusts for forfeitures as they occur.

The assumptions used to determine stock-based compensation expense are as follows:

	31-Dec-20	31-Dec-19
Expected term (in years)	10	10
Volatility	50%	50%
Risk-free rate	.55% - 1.51%	1.78%
Dividend yield	0	0

The following is a summary of stock option activity and related information for the years ended December 31:

	2020	Weighted Average exercise price	Weighted Average Grant date fair value
Beginning balance	40,068,824	$0.33	0.02
Granted	9,152,213	$0.15	0.03
Exercised	(2,534,320)	$2.20	0.02
Repurchased	(6,000,000)	0.001	0.02
Ending balance	40,686,717	$0.32	0.02

	2020	Weighted Average exercise price	Weighted Average Grant date fair value	Weighted Average remaining contractual life

Vested and exercisable at end of year	39,590,087	$0.32	0.02	7.85
Option vested and expected to vest end of year	40,686,717	$0.32	0.02	7.85

	2019	Weighted Average exercise price	Weighted Average Grant date fair value
Beginning balance	25,385,657	$0.43	0.02
Granted	14,683,167	$0.16	0.02
Exercised	-	-	-
Forfeited	-	-	-
Ending balance	40,068,824	$0.33	0.02

	2019	Weighted Average exercise price	Weighted Average Grant date fair value	Weighted Average remaining contractual life
Vested and exercisable at end of year	34,591,130	$0.33	0.02	8.75
Option vested and expected to vest end of year	40,068,824	$0.33	0.02	8.75

During the year ended December 31, 2020, the Company repurchased 6,000,000 options for $200,000.

The total pre-tax fair value of options exercised during the years ended December 31, 2020 and 2019 was $63 thousand and $0 thousand, respectively. The fair value of options outstanding at December 31, 2020 and 2019 is $943 thousand and $910 thousand respectively. The fair value of options vested and exercisable is $982 thousand and $664 thousand as of December 31, 2020 and 2019, respectively. The fair value of options vested during the years ended December 31, 2020 and 2019 is $317 thousand and $453 thousand, respectively. The intrinsic value of the stock options exercised during the years ended December 31, 2020 and 2019 was zero.

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The amount of unrecognized equity-based compensation for unvested Stock Options was $38 thousand for December 31, 2020, which expected to be recognized over approximately 2 years.

The amount of cash received from exercise of share options in the year 2020 is $14 thousand.

Other Awards

The Company issued awards in which the company has an obligation to issue a variable number of shares that are based on a fixed monetary amount. These awards are classified as a liability. The Company measures the cost of employee services received in exchange for a liability classified award based on the fixed dollar value of the awards and remeasures the fair value of the award at each reporting date. The value of liability classified awards is $342 thousand and $0 for December 31, 2020 and 2019, respectively and is recorded in the accrued payroll liabilities account. The estimated unrecognized compensation as of December 31, 2020 is $442 thousand, which is expected to be recognized over one year.

Stock Awards

The Stock awards have a grant-date fair value equal to the fair market value of the underlying stock on the grant date less present value of expected dividends. These awards vest immediately.

The following table summarizes information about Stock awards as of and for the years ended December 31, 2020 and 2019:

	December 31, 2020	December 31, 2019
Stock awards granted	7,484,376	4,304,850

The fair value of Stock awards issued and expensed during the years ended December 31, 2020 and 2019 was $655 thousand and $107 thousand, respectively.

NOTE 10 – Warrants

In connection with the execution of multiple Private Placement Memoranda, the Company granted sales commission warrants to purchase shares of the Company’s common stock at exercise prices ranging from $0.001 to $1.00 per share with a term of 10 years from the closing date of each offer. These were considered to be share issuance costs and have been recognized in Additional Paid in Capital.

Common stock purchase warrants issued and currently outstanding are recorded at their initial fair value and reported in stockholders’ equity (deficit) as increases to additional paid-in capital. These warrants were reported as equity, rather than liabilities, since (i) the warrants may not be net-cash settled, (ii) the warrant contractually limits the number of shares to be delivered in a net-share settlement, and (iii) the Company has sufficient unissued common shares available to settle outstanding warrants. Subsequent changes in fair value from the warrants’ initial fair value are not recognized as long as the warrants continue to be classified as equity.

The grant date fair value of the common stock purchase warrants issued during the years ended December 31, 2020 and 2019 were determined using the Black-Scholes option-pricing model with the below assumptions:

	December 31, 2020	December 31, 2019
Expected term (in years)	-	10.00
Volatility	-	50%
Risk-free rate	-	1.78%
Dividend yield	-	-

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	Warrants	Weighted- Average Grant-Date Fair Value
Warrants outstanding at December 31, 2018	13,770,000	$0.02
Granted	250,000	0.02
Exercised	-	-
Forfeited	-	-
Ending balance at December 31, 2019	14,020,000	0.02
Granted	-	-
Exercised	(800,000)	0.02
Forfeited	-	-
Ending balance at December 31, 2020	13,220,000	$0.02

NOTE 11 – Net Loss Per Share

See Note 8 regarding the Company’s 10-for-1 stock-split. Share related amounts have been retroactively adjusted to reflect this stock-split for all periods presented.

Net loss per common share is calculated in accordance with ASC Topic 260, Earnings Per Share. Basic net loss per share is computed by dividing net loss by the weighted-average number of shares of common stock outstanding during the period. The computation of diluted net loss per share does not include dilutive common stock equivalents in the weighted-average shares outstanding, as the inclusion of common share equivalents would be antidilutive. The common share equivalents consist of stock options, restricted stock units, warrants for common stock, and common stock.

Calculation of net losses per share is as follows for the years ended December 31:

Basic and Diluted:	2020	2019
Numerator:
Net loss per statement of operations	$(12,228,208)	$(6,068,101)
Denominator:
Weighted average common shares - basic and diluted	659,931,473	582,565,778

Loss per common share - basic and diluted	$(0.02)	$(0.01)

The following table presents the potentially dilutive shares that were excluded from the computation of diluted net loss per share of common stock attributable to common stockholders, because their effect was anti-dilutive, as adjusted to give effect to the Stock Split:

	2020	2019
Convertible Notes	-	38,648,091
Stock Options and Warrants	53,606,717	54,088,824
Restricted Stock Units	1,803,821	-

NOTE 12 – Income Taxes

As discussed in Notes 2 and 4, an error was identified related to accounting for income taxes of the ITSQuest entity in which the Company acquired a 51% interest in November 2020. The details of restatement adjustments including impact to disclosures are provided below. The restatement had no impact on the income tax provision for year ended December 31, 2020.

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The components of the income tax provision are as follows:

	2020			2019
	As Previously	Restatement
	Reported	Adjustment	As Restated
Current:
U.S. federal	$42,094	$-	$42,094	$15,222
U.S. state	37,017	-	37,017	3,436
Total current expense	79,111	-	79,111	18,658
Deferred:
U.S. federal	-	-	-	-
U.S. state	-	-	-	-
Total deferred benefit	-		-	-
Total income taxes	$79,111	$-	$79,111	$18,658

The tax effects of temporary differences and tax loss carry forwards that give rise to significant portions of deferred tax assets and liabilities, as restated as of December 31, 2020 and 2019 are comprised of the following:

		2020			2019
		As Previously	Restatement
		Reported	Adjustment	As Restated
Deferred income tax assets:
Net operating loss carryforwards	(c)	$4,319,476	$(10,576)	$4,308,900	$1,523,968
Reserve		(720,322)	-	(720,322)	(341,344)
Derivative liability		-	-	-	522,577
Other		770	-	770	722
Total deferred income tax assets		3,599,924	(10,576)	3,589,348	1,705,923

Deferred income tax liability:
Intangibles	(a)	(494,669)	(475,271)	(969,940)	-
Outside basis difference on ITSQuest Investment	(b)	-	(491,248)	(491,248)	-
Total deferred income tax liability		(494,669)	(966,519)	(1,461,188)	522,577

Net deferred tax assets		3,105,255	(977,095)	2,128,160	1,705,923
Valuation allowance	(c)	(3,105,255)	7,156	(3,098,099)	(1,705,923)
Net deferred income tax liability		$-	$(969,940)	$(969,940)	$-

As discussed in Note 4, on November 30, 2020, the Company acquired a 51% interest of ITSQuest in a stock acquisition. In connection with the acquisition, there was material error in accounting for income taxes of the ITSQuest entity which resulted in the following restatement adjustments:

(a)	In connection with accounting for the acquisition, the Company recorded an intangible asset of approximately $3,780 thousand resulting in the creation of a deferred tax liability of $970 thousand. The tax provision for year ended December 31, 2020 netted this deferred tax liability against the Company’s deferred tax asset. It was subsequently determined that because the Company and ITSQuest do not file a consolidated tax return, the deferred tax liability should not have been netted against the Company’s deferred tax asset. As a result, Company recorded an increase of deferred tax liabilities and goodwill by $970 thousand as of December 31, 2020 to correct the impact of this misstatement.

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(b)	In addition to the deferred tax liability adjustment related to intangible assets, the contingent divestiture clause in the Share Exchange Agreement resulted in creation of an outside basis difference resulting in Deferred Tax liability of $491 thousand which was not recorded previously. This error is a disclosure-only misstatement and has no impact on the consolidated balance sheet or statement of operations because the amount is offset by an equal and opposite adjustment to the valuation allowance.

(c)	Certain other corrections were made relating to calculation of income taxes of the ITSQuest entity which had an impact on income tax disclosures. These corrections are disclosure only misstatements which have no impact on the consolidated balance sheet or statement of operations because the amounts are offset by adjustments to the valuation allowance.

The Company has recorded a full valuation allowance against its otherwise recognizable deferred income tax assets as of December 31, 2020 and 2019. The Company has determined, after evaluating all positive and negative historical and prospective evidence, that it is more likely than not the deferred tax asset will not be realized. During the year ended December 31, 2020, and 2019, there was an increase of $1,392 thousand and $1,175 thousand to the valuation allowance, respectively. The Company’s valuation allowance is $3,098 thousand and $1,706 thousand as of December 31, 2020 and 2019, respectively.

As of December 31, 2020, the Company had federal net operating loss carry-forwards of approximately $16,362 thousand of which $275 thousand were generated prior to 2018 and will begin expiring in 2026. The remaining $16,087 thousand can be carried over indefinitely. As of December 31, 2020, the Company had state net operating loss carry-forwards of approximately $14,803 thousand. The state net operating loss carry-forward will begin expiring in 2038.

The following is a reconciliation of the statutory federal income tax rate to our effective tax rate, restated:

	2020			2019
	As Previously	Restatement
	Reported	Adjustment	As Restated
Current:		(c)
Tax at U.S. statutory rate	$(2,555,835)	$(9,881)	$(2,565,716)	$(1,270,616)
State tax provision	(535,707)	2,718	(532,989)	(334,332)
Deferred true ups	39,619	-	39,619	-
Change in Tax Reserves	378,978	-	378,978	172,462
Lobbying Expenses	46,838	21,637	68,475	196,633
Other	77,212	-	77,212	79,790
Change in federal and state valuation allowance	2,628,006	(14,474)	2,613,532	1,174,721
Total income taxes	$79,111	$-	$79,111	$18,658

As of December 31, 2020, and 2019, the Company had $720 thousand and $341 thousand, respectively, of unrecognized tax benefits that, if recognized, would impact the Company’s effective tax rate. The total amount of unrecognized tax benefits could change within the next 12 months for a number of reasons, including audit settlements, tax examination activities, and the recognition and measurement considerations under this guidance.

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The Company applies ASC 740 to determine whether it is more likely than not that a tax position will be sustained upon examination by the appropriate taxing authorities before any tax benefit can be recorded in the financial statements. As of December 31, 2020, the Company had unrecognized tax benefits of $720 thousand, none of which if recognized would affect the tax rate. The following is a tabular reconciliation of our total gross unrecognized tax benefits:

	2020	2019
Balance as of January 1st	$341,344	$168,882
Tax positions related to the current year:
Additions	378,978	172,462
Balance as of December 31st	$720,322	$341,344

In response to the Coronavirus pandemic, the Coronavirus Aid, Relief, and Economic Security Act was enacted by the U.S. on March 27, 2020. Recent legislative developments did not have a material impact on the provision for (benefit from) income taxes.

Utilization of the domestic NOL and tax credit forwards may be subject to a substantial annual limitation due to ownership change limitations that may have occurred or that could occur in the future, as required by the Internal Revenue Code Section 382, as well as similar state provisions. In general, an “ownership change,” as defined by the code, results from a transaction or series of transactions over a three-year period resulting in an ownership change of more than 50 percentage points of the outstanding stock of a company by certain stockholders or public groups. Any limitation may result in expiration of all or a portion of the NOL or tax credit carry-forward before utilization.

The Company’s income tax returns for all years remain open to examination by federal and state taxing authorities for a period of three years and four years after the utilization of its NOLs, respectively. For ITSQuest income tax returns for a period of three years remain open to examination by federal and state taxing authorities. Generally, tax authorities can include returns filed within the last three years in an audit. If they identify a substantial error, tax authorities may add additional years, however no more than the last six years.

Other Considerations

The Company records liabilities related to its uncertain tax positions. Tax positions for the Company and its subsidiaries are subject to income tax audits by federal and state tax jurisdictions. Certain prior year tax returns of ITSQuest are currently being examined by New Mexico tax authorities. In November 2019, ITSQuest received the final notice of proposed adjustments primarily related to the Department’s interpretation of the applicability of the gross receipts tax to staffing agencies. ITSQuest was appealing the New Mexico proposed adjustments. On June 17, 2021 the Hearing Office issued a decision denying ITSQuest’s protest and upholding ITSQuest’s assessment of $3,019 thousand in gross receipt tax, $600 thousand in penalty and $413 thousand in interest for the periods from January 31, 2011 to April 30, 2018. The Company is in process of preparing a payment plan to submit to the New Mexico Taxation and Revenue Department. The Company recorded this tax liability and a related indemnification asset in the amount of $4,390 thousand in the consolidated financial statement.

The Company believes that it has provided adequate reserves for its income tax uncertainties in all open tax years. As the outcome of the tax audits cannot be predicted with certainty, if any issues addressed in the Company’s tax audits are resolved in a manner inconsistent with management’s expectations, the Company could adjust its provision for income taxes in the future.

NOTE 13 – Commitments and Contingencies

From time to time, the Company may be subject to legal proceedings and claims in the ordinary course of business. The Company is currently not aware of any legal proceedings or claims that will have, individually or in the aggregate, a material adverse effect on its consolidated business, financial condition, operation results or cash flows.

The Company engages in operating leases primarily for the purpose of leasing office space to conduct day-to-day operations. Expenses incurred related to operating leases was $63 thousand and $102 thousand for the years ended December 31, 2020 and 2019, respectively.

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Future minimum annual payments required under operating leases at December 31, 2020 is as follows:

Years Ended December 31,	Total
2021	$239,416
2022	58,017
2023	41,764
2024	18,096
2025	18,096
Total	$375,389

Indemnifications

The Company has also agreed to indemnify its directors and executive officers for costs associated with any fees, expenses, judgments, fines and settlement amounts incurred by any of these persons in any action or proceeding to which any of those persons is, or is threatened to be, made a party by reason of the person’s service as a director or officer, including any action by the Company, arising out of that person’s services as the Company’s director or officer or that person’s services provided to any other company or enterprise at the Company’s request. The Company maintains director and officer insurance coverage that would generally enable the Company to recover a portion of any future amounts paid. The Company may also be subject to indemnification obligations by law with respect to the actions of its employees under certain circumstances and in certain jurisdictions.

NOTE 14 – Related Party Transactions

Related Party Promissory Note

On October 24, 2020, the Company entered into a Loan Agreement and Promissory Note (“Loan Agreement”) for $1,700 thousand with the current President of the Company (the “Borrower”). The Loan Agreement accrues interest at 3.06% per annum. The loan was collateralized by 3,400,000 shares of TransparentBusiness common stock owned by Ms. Moschini. Using funds provided by this loan, Ms. Moschini acquired a residential real estate property in Miami, Florida and then used it for corporate purposes. The outstanding principal and accrued interest are payable at the Loan Agreement’s maturity on October 24, 2021. At December 31, 2020, $1,710 thousand comprised of principal and accrued interest were payable to the Company. During the year ended December 31, 2020, the Company recognized $10 thousand in interest income related to the Loan Agreement.

Receivables from Affiliates

Related party transactions are transfers of resources, services, or obligations between the reporting entity and a related party. The Company occasionally provides services to, or uses the services of, entities under common control not meeting the criteria for consolidation under the VIE method. During the year ended December 31, 2020, the Company recorded $19 thousand of revenue for providing such services and incurred $34 thousand of labour related expenses for services provided by the affiliated entities. These amounts are included in the accompanying consolidated statements of operations. The Company had $12 thousand and $10 thousand in net receivable balances due from the affiliated entities at December 31, 2020 and 2019, respectively. Advances paid to affiliated companies were $283,600 and zero during the years ended December 31, 2020 and 2019, respectively.

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NOTE 15 – Subsequent Events

The Company has evaluated for all material events occurring after the consolidated statement of financial position date up to August 7, 2021, the date of filing of Form 10. The Company determined that there have been no events that have occurred that would require adjustments to its disclosures in the consolidated financial statements except for the following through the filing of the form 10:

Effective January 1, 2021, the Company amended certain employment agreements for some of its employees that enabled those employees to receive stock awards worth a fixed dollar amount, either: (i) at end of every month in certain instances; or (ii) on the first anniversary of their respective employments in other instances. The revised employment agreement specifies the maximum number of shares to be issued upon vesting to the respective employees. The fixed dollar RSU’s with a total dollar value of $442 were converted into stock options on 1,136,567 shares common stock with an exercise price of $3.

On April, 2021, Alex Konanykhin, founder of Unicorns, Inc., a Nevada corporation, issued 50,000,001 shares to TransparentBusiness out of the 75,000,000 shares it has issued to date. TransparentBusiness became a majority owner of Unicorns, Inc., obtaining a 66.67% interest. Major operations in Unicorns, Inc. were initiated after the year ended December 31, 2020. Unicorns, Inc. is in the process of producing a reality television/streaming show called Unicorn Hunters that will showcase private companies seeking to obtain publicity for their private offerings by appearing on the show and attempting to raise capital by advertising their exempt offerings to a wide audience.

The Company expects to earn revenue from sales of “memberships” to potential investors who will gain preferred access to the private offerings showcased on the Unicorn Hunters show. Additionally, in the future, Unicorns, Inc. and/or TransparentBusiness may require that companies presenting on the show issue a small percentage of their equity to Unicorns, Inc. and/or TransparentBusiness in exchange for participation in the show. This presents an opportunity to increase shareholder value for TransparentBusiness shareholders though appreciation of the participant’s equity. Finally, commercialization of the Unicorn Hunters shows, through syndication, advertising revenue and merchandising may also generate revenue for TransparentBusiness.

The Company has also extended a line of credit to its subsidiary, Unicorns, Inc. in the amount of $10,000,000, at a rate of Prime +1%, for the purposes of production of the Unicorn Hunters show and related expenses, pursuant to a TV Series Producer Agreement dated February 3, 2021. Unicorns, Inc. has drawn a total of $7,584 thousand on the line of credit as of the date of this Form 10 Registration Statement.

Pursuant to a Loan Agreement and Promissory Note, the Company made a one-year, $1,700,000 recourse loan to Silvina Moschini on October 24, 2020 at a 3.06% interest rate. The loan was collateralized by 3,400,000 shares of TransparentBusiness common stock owned by Ms. Moschini.

Due to the COVID-19 pandemic, the office spaces previously used by TransparentBusiness in New York City, New York and Miami, Florida became no longer useful to TransparentBusiness and its employees, due to their small spaces and location in highly populated business centres. In-person interaction of the TransparentBusiness team members was deemed to be highly desirable during TransparentBusiness’s period of fast growth and the formation of its core team of employees and executives, as coordination is essential. Furthermore, due to Latin America and the East Coast of the United States being the primary location of the TransparentBusiness workforce, Miami, Florida was identified by TransparentBusiness as the optimal location for a collaboration workspace. TransparentBusiness and its executive officers therefore deemed it to be in the best interest of TransparentBusiness and its shareholders to acquire a temporary collaboration workspace in Miami, Florida for use by Ms. Moschini, other employees and executives of TransparentBusiness, and potential strategic partners, customers, and independent contractors of TransparentBusiness. Ms. Moschini acquired residential real estate property with the loan proceeds and the Company used the property for corporate purposes.

The loan principal of $1,700 thousand and accrued interest of $16 thousand, outstanding as of July 2, 2021, was paid by Ms. Moschini through payment of $216 thousand in cash and relinquishment of 1,500,000 shares of the TransparentBusiness common stock to TransparentBusiness collateralizing the Loan, pursuant to a Termination of Loan Agreement and Promissory Note dated April 28, 2021 and an additional relinquishment of 6,394,737 shares on July 2, 2021 pursuant to an amendment to the termination agreement. The value of the shares so transferred was set at $0.19 per share, representing a significant discount to the then-current sale price of TransparentBusiness common stock in its ongoing private offering to investors. Upon repayment of the loan, the space reverted to Ms. Moschini’s personal use.

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On May 24, 2021, we commenced a private placement of unsecured debt securities, in the form of short-term promissory notes. Amounts sold through July 31, 2021 are as follows:

Minimum Price	Total Amount Sold	Interest Rate	Dates	Exemption
$1,000	$1,070,000	20.0%	May 24, 2021 to present (ongoing)	Rule 506(c); Reg. S

On July 31, 2021, the Company issued 8,890,279 shares of common stock and raised $18,087 thousand in cash (at $2 per share).

On August 5, 2021, the Company issued 1,244,182 shares of common stock and raised $3,732 thousand in cash (at $ 3 per share).

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